                                                              Exhibit 99.B(H)(6)
                       FEE AND EXPENSE AGREEMENT BETWEEN
                        WELLS FARGO VARIABLE TRUST AND
                            WELLS FARGO BANK, N.A.



       THIS AGREEMENT is made as of this 20th day of September, 1999 by and among Wells Fargo Variable Trust (the "Trust"), a Delaware business trust, for itself and on behalf of its series listed on Schedule A-1 and A-2 attached hereto, and Wells Fargo Bank, N.A., a banking association organized under the laws of the United States.

       WHEREAS, the Trust is an open-end investment company registered under the Investment Company Act of 1940;

       WHEREAS, Wells Fargo Bank, N.A. (the Adviser") serves as investment advisor and/or the administrator to each of the series of the Trust pursuant to an investment advisory agreement (the "Investment Advisory Agreement") and/or an Administration Agreement ("Administration Agreement"); and

       NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

       1. Limitation of Total Operating Expense Ratios--Investment Advisory, Administration Fee Ratios and Other Expenses. The parties hereby agree that the Advisor shall waive any advisory fees payable to it under the Investment Advisory Agreements, waive any administration fees payable to it under the Administration Agreements, or reimburse other expenses of each fund to the extent necessary to not exceed the total operating expense ratios ("Capped Operating Expense Ratios") for each fund, as set forth in Schedule A attached hereto.

       2. Duration of the Agreement. The parties agree that Wells Fargo will maintain the total operating expense ratios for each fund listed in Schedule A for a period of one year from the closing of the reorganization of the Wells Fargo and Norwest Advantage Fund families ("Absolute Waiver Period"). After the Absolute Waiver Period has ended, the parties agree that the Capped Operating Expense Ratios for each Fund may be increased only with the approval of the Board of Trustees of the Trust.

       4. Entire Agreement; Modification; Amendment. This Agreement constitutes the entire agreement of the parties with respect to its subject matter. Each provision herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the enforceability of any such other provision or agreement. In addition, each provision herein shall be treated as separate and independent with respect to each fund of the Trust. No modification or amendment of this Agreement shall be binding unless in writing and executed by the Advisor and the appropriate Trust(s).

       IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date above first written.


WELLS FARGO VARIABLE TRUST, for              WELLS FARGO BANK, N.A.
itself and on behalf of its series
listed on Schedule A attached hereto


By:  /s/ Richard H. Blank, Jr.               By: /s/ Michael J. Hogan
    --------------------------------             -------------------------------
   Richard H. Blank, Jr.                         Michael J. Hogan
   Assistant Secretary                           Executive Vice President


                                             By: /s/ Elizabeth A. Gottfried
                                                 -------------------------------
                                                 Elizabeth A. Gottfried
                                                 Vice President
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                                  SCHEDULE A

                          WELLS FARGO VARIABLE TRUST
                      Capped operating expense ratios for
                     an absolute waiver period of one year
                      from closing of the reorganization

Name of fund                                           Capped operating
                                                        expense ratio
--------------------------------------------------------------------------------
Asset Allocation                                           1.00%
--------------------------------------------------------------------------------
Corporate Bond                                             0.90%
--------------------------------------------------------------------------------
Equity Value                                               1.00%
-------------------------------------------------------------------------------
Equity Income                                              1.00%
-------------------------------------------------------------------------------
Growth                                                     1.00%
-------------------------------------------------------------------------------
Large Company Growth                                       1.00%
-------------------------------------------------------------------------------
Money Market                                               0.85%
-------------------------------------------------------------------------------
Small Cap Growth                                           1.20%
-------------------------------------------------------------------------------